Exhibit 99.3

urban-gro, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet and statements of operations and comprehensive income (loss) are presented to give effect to the acquisition by urban-gro, Inc. (the “Company”) on July 30, 2020 of all of the issued and outstanding common stock (the “Acquisition”) of: 2WR of Colorado, Inc., a Colorado corporation; 2WR of Georgia, Inc., a Georgia corporation; and MJ12 Design Studio, Inc., a Colorado corporation (collectively, the “Acquired Entities”) from their shareholders (collectively, the “Sellers”). The pro forma information was prepared based on the historical financial statements and related notes of the Company and the Acquired Entities, as adjusted for the pro forma impact of applying the acquisition method of accounting in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The allocation of the purchase price of the Acquired Entities reflected in these unaudited pro forma condensed combined financial statements have been based upon the fair value of assets acquired and liabilities assumed as of the date indicated and not as of the closing date. The pro forma adjustments are therefore preliminary and have only been prepared to illustrate the estimated effect of the Acquisition.

The unaudited pro forma condensed combined balance sheet has been prepared to reflect the Acquisition as if the Acquisition had occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations and comprehensive income (loss) combine the results of operations of the Company and of the Acquired Entities for the six months ended June 30, 2021 and for the year ended December 31, 2020 as if the Acquisition had occurred on January 1, 2021 and January 1, 2020, respectively.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting with the Company treated as the acquiring entity. The aggregate value of the consideration paid by the Company to complete the acquisition was allocated to the assets acquired and liabilities assumed from the Acquired Entities based upon their estimated fair values as of June 30, 2021, and not the actual closing date of the Acquisition. The Company has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from the Acquired Entities and the related allocations of purchase price, nor has the Company identified all adjustments necessary to conform the Acquired Entities’ accounting policies to the Company’s accounting policies. Additionally, a final determination of the fair value of assets acquired and liabilities assumed from the Acquired Entities will be based on the actual net tangible and intangible assets and liabilities of the Acquired Entities that existed as of the closing date. Accordingly, the pro forma purchase price adjustments presented herein are preliminary, and may not reflect any final purchase price adjustments made in connection with the Acquisition. The Company has estimated the fair value of the Acquired Entities’ assets and liabilities based on discussions with the Acquired Entities’ management and due diligence procedures. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will likely result in adjustments, which may result in material differences from the information presented herein.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q for the six months ended June 30, 2021 and Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2021 and March 31, 2021, respectively.

There were no transactions between the Company and the Acquired Entities during the periods presented in the pro forma condensed combined financial statements. The Company expects to incur costs and realize benefits associated with integrating the operations of the Company and the Acquired Entities. The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies. The unaudited pro forma condensed combined statements of operations and comprehensive income (loss) do not reflect any non-recurring charges directly related to the Acquisition that the combined entities may incur upon completion of the Acquisition.

urban-gro, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheets

As of June 30, 2021

	Historical Amounts
	urban-gro, Inc.	Acquired Entities	Pro Forma Adjustments	Note 3	Pro Forma
Assets
Current Assets
Cash	$50,444,738	$884,395	$(6,300,000)	(a)	$45,029,133
Accounts receivable, net	2,977,167	1,144,533			4,121,700
Inventories	627,276	-			627,276
Related party receivable	5,626	-			5,626
Prepayments and other assets	6,212,891	73,561			6,286,452
Total Current Assets	60,267,698	2,102,489			56,070,187

Non-current assets:
Property and equipment, net	96,734	66,732			163,466
Operating lease right of use assets, net	22,222	45,828			68,050
Investments	1,710,358	-			1,710,358
Goodwill	902,067	-	8,329,173	(d)	9,231,240
Other assets	83,936	-			83,936
Total non-current assets	2,815,317	112,559			11,257,049

Total Assets	$63,083,015	$2,215,049			$67,327,237

Liabilities
Current liabilities
Accounts payable	$2,265,840	$51,843			$2,317,683
Accrued expenses	1,971,405	546,547	1,600,000	(a) (b)	4,117,952
Notes payable, current	-	449,222	(449,222)	(b)	-
Deposits	9,354,279	-			9,354,279
Operating lease liabilities	22,222	45,833			68,055
Total Current Liabilities	13,613,746	1,093,444			15,857,968

Non-current liabilities
Notes Payable	-	560,694	(560,694)	(b)	-
Right of Use Liabilities	-	-			-
Total Long Term Liabilities	-	560,694			-

Total Liabilities	13,613,746	1,654,137			15,857,968

Shareholders’ equity
Preferred stock	-	-			-
Common stock	11,223	965	(763)	(a) (c)	11,425
Additional paid in capital	75,227,775	8,281	1,991,517	(a) (c)	77,227,573
Treasury shares	(3,474,270)	-			(3,474,270)
(Accumulated deficit) Retained earnings	(22,295,459)	551,666	(551,666)	(c)	(22,295,459)
Total shareholders’ equity	49,469,269	560,912			51,469,269

Total liabilities and shareholders’ equity	$63,083,015	$2,215,049			$67,327,237

urban-gro, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Income (Loss)

For the Six Months Ended June 30, 2021

	Historical Amounts
	urban-gro, Inc.	Acquired Entities	Pro Forma Adjustments	Note 3	Pro Forma
Revenue
Equipment systems	$23,524,066	$-			$23,524,066
Services	548,920	3,752,080			4,301,000
Consumable products	792,667	-			792,667
Total Revenue	24,865,653	3,752,080			28,617,733

Cost of Revenue	19,302,626	1,934,249			21,236,875
Gross Profit	5,563,027	1,817,831			7,380,858

Operating expenses
General and administrative	4,597,835	1,010,710			5,608,545
Stock-based compensation	590,407	-			590,407
Total operating expenses	5,188,242	1,010,710			6,198,952

Income from operations	374,785	807,121			1,181,906

Non-operating income (expense):
Interest expense	(322,067)	(9,282)			(331,349)
Interest expense - beneficial conversion of notes payable	(636,075)	-			(636,075)
Loss on extinguishment of debt	(790,723)	-			(790,723)
PPP loan forgiveness	1,032,316	265,883			1,298,199
Other income	10,626	8			10,634
Total non-operating income (expense)	(705,923)	256,609			(449,314)

Income (loss) before income taxes	(331,138)	1,063,730			732,592

Income tax expense (benefit)	-	-			-
Net income (loss)	$(331,138)	$1,063,730			$732,592

Comprehensive income (loss)	$(331,138)				$732,592

Earnings (loss) per share:
Earnings (loss) per share - basic	$(0.03)				$0.08
Earnings (loss) per share - diluted	$(0.03)				$0.07

Weighted average share - basic	9,535,630		202,066	(a)	9,737,696
Weighted average share - dilutive	9,963,957		202,066	(a)	10,166,023

urban-gro, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Income (Loss)

For the Year Ended December 31, 2020

	Historical Amounts
	urban-gro, Inc.	Acquired Entities	Pro Forma Adjustments	Note 3	Pro Forma
Revenue
Equipment systems	$22,058,696	$-			$22,058,696
Services	1,902,969	6,183,895			8,086,864
Consumable products	1,876,252	-			1,876,252
Total Revenue	25,837,917	6,183,895			32,021,812

Cost of Revenue	20,122,281	3,509,713			23,631,994
Gross Profit	5,715,636	2,674,182			8,389,818

Operating expenses
General and administrative	6,657,903	1,695,707			8,353,610
Stock-based compensation	1,803,403	-			1,803,403
Total operating expenses	8,461,306	1,695,707			10,157,013

Income from operations	(2,745,670)	978,475			(1,767,195)

Non-operating income (expense):
Interest expense	(1,497,469)	(45,378)			(1,542,847)
Unrealized exchange loss	(397,292)	-			(397,292)
Impairment loss on investment	(310,000)	-			(310,000)
Contingent consideration	(155,000)	-			(155,000)
Other income	31,736	12,261			43,997
Total non-operating income (expense)	(2,328,025)	(33,117)			(2,361,142)

Income (loss) before income taxes	(5,073,695)	945,358			(4,128,337)

Income tax expense (benefit)	-	-			-
Net income (loss)	$(5,073,695)	$945,358			$(4,128,337)

Comprehensive income (loss)	$(5,073,695)				$(4,128,337)

Earnings (loss) per share:
Earnings (loss) per share - basic and diluted	$(1.06)				$(0.83)

Weighted average share - basic and diluted	4,766,294		202,066	(a)	4,968,360

urban-gro, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 - Description of the Transaction

On July 30, 2021 (the “Closing Date”), urban-gro, Inc. (the “Company”), through its wholly owned subsidiary urban-gro Architect Holdings, LLC, acquired all of the issued and outstanding capital stock (the “Acquisition”) of: 2WR of Colorado, Inc., a Colorado corporation; 2WR of Georgia, Inc., a Georgia corporation; and MJ12 Design Studio, Inc., a Colorado corporation (collectively, the “Acquired Entities”) from their shareholders (collectively, the “Sellers”). The aggregate purchase price for the Acquisition for purposes of these unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) was $10,300,000 (the “Purchase Price”) which represented $9,100,000 in initial purchase price and an estimated $1,200,000 in working capital adjustments. The Purchase Price was payable as follows: $6,300,000 in cash to the Sellers, net of satisfaction of the Acquired Entities entire outstanding debt and approximately $400,000 in accrued expenses payable to other third parties; 202,066 shares of the Company’s common stock valued at $2,000,000 transferred to the Sellers; and up to $2,000,000 of contingent consideration (the “Contingent Consideration”) which can be earned by and payable to the Sellers based on the performance of the Acquired Entities during the 2-year period following the Closing Date. 75,773 shares of the 202,066 shares of the Company’s common stock that were transferred to the Sellers are being escrowed for a period of up to twelve months to satisfy indemnification obligations of the Acquisition. Any Contingent Consideration amounts earned by and payable to the Sellers may be paid in cash or the Company’s common stock at the discretion of the Company.

Note 2 - Basis of Presentation

The Pro Forma Financial Statements are based on the Company’s historical consolidated financial statements and the Acquired Entities historical combined financial statements as adjusted to give effect to the Acquisition. For purposes of the Pro Forma Financial Statements, the Company has (i) assumed that the carrying value of all assets and liabilities acquired, other than any potential intangible assets and goodwill identified upon acquisition, approximated their respective financial statement values, and (ii) computed the value of goodwill based on the Purchase Price after deducting the assets and liabilities identified in (i).

The pro forma balance sheet has been prepared as if the Acquisition had occurred on June 30, 2021. The pro forma statements of operations and comprehensive income (loss) for the six months ended June 30, 2021 and for the year ended December 31, 2020, have been prepared as if the transaction had occurred on January 1, 2021 and 2020, respectively.

Note 3 - Pro Forma Adjustments

The following pro forma adjustments are included in the Pro Forma Financial Statements as of June 30, 2021, and for the six months ended June 30, 2021 and the year ended December 31, 2020:

a)	To reflect the Purchase Price of the Acquisition based on the following:
i.	$6,300,000 in Cash
ii.	$2,000,000 in Contingent Consideration
iii.	$2,000,000 in common stock representing 202,066 of common shares at $9.90 per shares. The $2,000,000 in common stock is recorded as $202 in common stock and $1,999,798 in additional paid in capital. This issuance of common stock increases the number of shares issued and outstanding of the Company’s common stock to 11,424,980 and 11,022,085, respectively, as of June 30, 2021.
b)	To eliminate $400,000 in accrued expenses and all of the notes payable of the Acquired Entities that were paid off as of the Closing Date.
c)	To eliminate the Acquired Entities historical equity balances.
d)	To reflect the preliminary estimate of goodwill, which represents the excess of the Purchase Price over the estimated fair value of the Acquired Entities identifiable assets acquired and liabilities assumed. Upon final completion of the fair value assessment, the ultimate purchase price may differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to goodwill.